Exhibit 77D


Morgan Stanley Variable Investment Series - Multi Cap
Growth Portfolio

The Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on October 4, 2011 (accession number 0001104659-11-054817) and incorporated by reference herein.